                                HEWITT & MCGUIRE
                                ATTORNEYS AT LAW

DEAN DUNN-RANKIN          19900 MACARTHUR BOULEVARD, SUITE 1050      JAY F. PALCHIKOFF
CHARLES S. EXON                 IRVINE, CALIFORNIA 92715             PAUL A. ROWE
ANDREW K. HARTZELL         (714) 798-0500 (714) 798-0511 (FAX)       WILLIAM L. TWOMEY
HUGH HEWITT                                                          JOHN P. YEAGER
MARK R. MCGUIRE

                                                                     EXHIBIT 5.1

                                  June 6, 1995




Systemed Inc.
970 West 190th Street
Suite 400
Torrance, CA  90502

                 Re:      Form S-8 Registration Statement
                          -------------------------------

Gentlemen:

                 We have acted as your legal counsel in the preparation of the Form S-8 Registration Statement ("Registration Statement") which will be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock, $.001 par value, ("Common Stock") of Systemed Inc., a Delaware corporation, ("Company") issuable upon exercise of the stock options granted pursuant to the Company's 1993 Employee Stock Option Plan.

                 As such legal counsel, we have made such legal and factual inquiries as we deemed necessary under the circumstances for the purpose of rendering this opinion. In reliance thereon, we are of the opinion that the 1,000,000 shares of Common Stock of the Company being registered under the aforementioned Registration Statement will, when issued in full pursuant to the options granted and exercised in accordance with the terms of the stock option plan and related stock option agreements, be duly authorized and validly issued, fully paid and non-assessable.

                 We have assumed for purposes of this opinion that any promissory note given by an optionee as full or partial payment of the exercise price of an option issued under the Company's stock option plan will be negotiable and secured by collateral constituting lawful consideration under
Section 152 of the Delaware General Corporation Law.
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SysteMed Inc.
June 5, 1995
Page 2


                 We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement.

                                                            Sincerely,



                                                            HEWITT & MCGUIRE

PAR/WLT/mer